SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): SEPTEMBER 9, 1997



                         STAR MULTI CARE SERVICES, INC.
             (Exact name of registrant as specified in its charter)



           NEW YORK                        1-10751               11-1975534
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

        99 RAILROAD STATION PLAZA
             HICKSVILLE, NY                                     11801
(Address of principal executive offices)                     (Zip Code)


                                 (516) 423-6688
              (Registrant's telephone number, including area code)










                                   PAGE 1 OF 5
                             Exhibit Index on Page 5


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On September 9, 1997, Star Multi Care Services, Inc. ("Star") and EXTENDED FAMILY CARE CORPORATION ("EFCC") consummated a merger (the "Merger") whereby Star acquired control of EFCC pursuant to an Agreement and Plan of Merger dated as of January 3, 1997, as amended on April 6, 1997 (as amended, the "Merger Agreement"), among Star, EFCC Acquisition Corp., a New York corporation and wholly-owned subsidiary of Star ("Merger Sub"), and EFCC. Under the Merger Agreement, EFCC was merged with and into Merger Sub, whereupon the separate existence of EFCC ceased and all the assets of EFCC became the assets of Merger Sub. Consummation of the Merger followed approval by the shareholders of Star and EFCC, which was obtained at separate shareholders meetings of the two companies held on September 9, 1997.

           EFCC operates in a one-industry segment as a health care service company. EFCC provides Home Care services to individuals from its branch offices in New Jersey, New York and Pennsylvania. Home Care services provided by EFCC include personal care, such as assistance with the activities of daily living (e.g. eating, walking and grooming), and skilled nursing services such as wound care and assistance with medications, injections and patient education.

           In connection with the Merger, each outstanding share of EFCC's Common Stock, par value $.01 per share ("EFCC Common Stock"), was converted into the right to receive .025907006 shares (the "Exchange Ratio") of Star's Common Stock, par value $.001 per share ("Star Common Stock") and cash in the amount of $.063826051. Accordingly, Star registered with the Securities and Exchange Commission 1,077,778 shares of Star Common Stock which are to be issued to the former holders of EFCC Common Stock. Prior to the Merger, Star did not beneficially own, directly or indirectly, any of EFCC's voting securities apart from any beneficial ownership interest it may have had as a result of entering into the Merger Agreement.

           The Merger was structured as a reverse triangular merger intended to qualify as a tax free reorganization.

           Pursuant to the Merger Agreement, members of EFCC's Board of Directors have resigned. Star, however, has agreed to take reasonable efforts to cause Ivan Kaufman, formerly a director of EFCC, to be nominated for election by the shareholders of Star at each of the next two annual meetings of Star's shareholders following the effective date of the Merger. Star does not anticipate that any officers or directors of EFCC, other than Mr. Kaufman, will become officers or directors of Star or the surviving entity.

           The foregoing summary of the terms of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as
Exhibit 2.1 and incorporated herein by reference.

           On September 9, 1997, Star issued a press release announcing the Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)&(b) Substantially the same information as that required by paragraph (a) of Item 7 - the Financial statements of EFCC (the business acquired) and paragraph (b) of Item 7 - the Pro forma financial information has been previously reported by Star in its registration statement on Form S-4 (Commission File No. 333-32171). In accordance with General Instruction B.3 to the Form 8-K such information is not repeated in this Form 8-K

           (c)        EXHIBITS

           2.1 Agreement and Plan of Merger dated as of January 3, 1997, as amended on April 6, 1997, among Star, Merger Sub, and EFCC. Incorporated by reference to Exhibits 2(a) and (b) to Star's registration statement on Form S-4 (Registration No. 333-32171).

           99.1       Press Release, dated September 9, 1997, issued by Star.


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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:      September 12, 1997               STAR MULTI CARE SERVICES, INC.



                                            By: /S/ STEPHEN STERNBACH
                                               -------------------------
                                                 Stephen Sternbach
                                                 President

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                                  EXHIBIT INDEX




EXHIBIT NO.                  DESCRIPTION                                   PAGE




2.1 Agreement and Plan of Merger dated as of January 3, 1997, as amended on April 6, 1997, among Star, Merger Sub, and EFCC. Incorporated by reference to Exhibits 2(a) and (b) to Star's registration statement on Form S-4 (Registration No. 333-32171).

99.1     Press Release, dated September 9, 1997, issued by Star.


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